UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

STAR MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 29, 2015, the Board of Directors of Star Mountain Resources, Inc. (the “Company”) approved the issuance of 50,000 shares of the Company’s common stock to two Company consultants in recognition of their extraordinary services rendered to the Company during the period from January 1, 2015 through to and including December 31, 2015. Also on September 30, 2015, the Company issued 5,000 shares of the Company’s Series B preferred stock to Summit Capital USA, Inc., a significant stockholder of the Company (“Summit”), in consideration of (i) the cancellation of $27,500 of $55,000 of fees due and payable as of August 31, 2015 by the Company to Summit, and (ii) payment in respect of consulting services, business advisory, operational, Securities and Exchange Commission compliance and litigation support services provided by Summit for the period commencing July 1, 2015 through to and including December 31, 2015.

The registrant claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placements of the above-referenced securities, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, the Company’s Board of Directors approved the issuance of the following shares of the Company’s common stock:

a.	1,000,000 shares to Joseph Marchal, the Company’s Executive Chairman and Chief Executive Officer, in respect of director and officer services rendered to the Company for the period commencing July 1, 2015 and continuing through December 31, 2015

b.	1,000,000 shares to Edward Brogan, a member of the Company’s Board of Directors, in respect of consulting services rendered to the Company for the period from July 1, 2015 through to and including December 31, 2015, as well as in respect of all services rendered as a director of the Company during such period,

c.	50,000 shares to Douglas MacLellan, a member of the Company’s Board of Directors, in respect of all services rendered as a director of the Company during the period from July 1, 2015 through to and including December 31, 2015,

d.	50,000 shares to Donald Sutherland, a member of the Company’s Board of Directors, in respect of all services rendered as a director of the Company during the period from July 1, 2015 through to and including December 31, 2015, and

e.	50,000 shares to Donna S. Moore, the Company’s Interim Chief Financial Officer, in respect of all services rendered as an officer of the Company for the period from July 1, 2015 through to and including December 31, 2015.

As of September 30, 2015, after giving effect to the securities issuances described in Items 3.02 and 5.02 of this current report on Form 8-K, the Company has (i) 350,000,000 shares of common stock authorized, of which 24,223,728 shares are outstanding, (ii) 100,000 shares of Series B preferred stock, of which 5,000 shares are outstanding, and (iii) 5,000,000 shares of Series C preferred stock, of which none are outstanding.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Series B Preferred Stock

On September 30, 2015, the Company filed with the Secretary of State of Nevada a certificate of designation of preferences, rights and limitations creating the Company’s Series B preferred stock and designating the rights and preferences of the Series B preferred stock (the “Series B Certificate of Designation”). The Series B Certificate of Designation authorized the issuance of up to 100,000 shares of Series B preferred stock, par value $0.001 per share. Holders of the Series B preferred stock are entitled to 100 votes per share on matters submitted to a vote of the Company’s stockholders.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary of involuntary, the holders of the Series B preferred stock will be entitled to receive out of the assets of the Company an amount equal to the par value of the Series B Preferred and any other fees or liquidated damages then due and owing, for each share of Series B preferred stock before any distribution or payment is made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B preferred stock will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Subject to the terms of the Series B Certificate of Designation, the Series B preferred stock is convertible, at any time after six months after the date of issuance into that number of shares of common stock determined by multiplying the number of shares of Series B preferred stock by 100, subject to adjustment as provided in the Series B Certificate of Designation. The Company will not effect any conversion of Series B preferred stock, and the holder of Series B preferred stock will not have the right to convert any portion of the Series B preferred stock, to the extent that, after giving effect to the conversion, the holder and its affiliates and any person acting as a group with the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

2

Series C Preferred Stock

On September 30, 2015, the Company filed with the Secretary of State of Nevada a certificate of designation of preferences, rights and limitations creating the Company’s Series C preferred stock and designating the rights and preferences of the Series C preferred stock (the “Series C Certificate of Designation”). The Series C Certificate of Designation authorized the issuance of up to 5,000,000 shares of Series C preferred stock, par value $0.001 per share, with a stated value equal to $1.00 per share, subject to increase as set forth in the Series C Certificate of Designation.

Holders of Series C preferred stock are entitled to receive cumulative dividends at the rate per share of 10% per annum, payable quarterly within 30 days on January 1, April 1, July 1 and October 1 in cash, or at the holder’s option, such dividends shall be accreted to, and increase, the outstanding stated value.

Holders of the Series C preferred stock are entitled to 10 votes per share on matters submitted to a vote of the Company’s stockholders.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary of involuntary, the holders of the Series C preferred stock will be entitled to receive out of the assets of the Company an amount equal to the par value of the Series C Preferred and any other fees or liquidated damages then due and owing, for each share of Series C preferred stock before any distribution or payment is made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C preferred stock will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Subject to the terms of the Series C Certificate of Designation, the Series C preferred stock is convertible, at any time after six months after the date of issuance into that number of shares of common stock determined by multiplying the number of shares of Series C preferred stock by one, subject to adjustment as provided in the Series C Certificate of Designation. The Company will not effect any conversion of Series C preferred stock, and the holder of Series C preferred stock will not have the right to convert any portion of the Series C preferred stock, to the extent that, after giving effect to the conversion, the holder and its affiliates and any person acting as a group with the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The foregoing descriptions of the Series B Certificate of Designation and the Series C Certificate of Designation are qualified in their entirety by the provisions of the Series B Certificate of Designation and the Series C Certificate of Designation, filed hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations (Series B preferred stock).
3.2	Certificate of Designation of Preferences, Rights and Limitations (Series C preferred stock).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: October 2, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer

4